SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


                        Date of Report: September 2, 2004

               Date of earliest event reported: September 2, 2004


                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)


                                      Maine

                         (State or other jurisdiction of
                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499


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Maine & Maritimes Corporation


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Departure of Principal Officer

     Larry E. LaPlante has resigned as the Vice President, Chief Accounting Officer and Controller of Maine & Maritimes Corporation, effective September 2, 2004. Mr. LaPlante will remain with the Company until November 2, 2004, as an advisor to assist in his successor's transition.

(c)  Appointment of Principal Officer

     Effective September 2, 2004, Michael I. Williams has become the Vice President, Chief Accounting Officer and Controller for Maine & Maritimes Corporation. Mr. Williams is a graduate of the University of Maine, where he received a Bachelor of Science degree in Business Administration with a concentration in Accounting. He is a Certified Public Accountant and a Certified Internal Auditor. Mr. Williams has over thirteen years of experience in progressively responsible positions with Bangor-Hydro Electric Company before joining Maine Public Service Company as Director of Regulated Accounting on May 3, 2004. No employment agreement is in effect and no transactions with the company have transpired.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: September 2, 2004

By:   /s/ J. Nicholas Bayne

      J. Nicholas Bayne

      President & Chief Executive Officer